                            BHA Group Holdings, Inc.
                    Computation of Earnings Per Common Share


                                                        (In thousands, except per share data)
                                                             For the three months ended
                                              June 30, 2000                              June 30, 1999
                                ------------------------------------------ -------------------------------------------
                                Net Earnings     Shares       Per-Share    Net Earnings      Shares       Per-Share
                                 (Numerator)    (Denom.)        Amt.        (Numerator)     (Denom.)        Amt.
                                 -----------    --------        ----        -----------     --------        ----
  Basic earnings per share:
 Earnings available to common
         shareholders              $ 1,324         6,520       $ 0.20          $ 597          6,993        $ 0.09

      Effect of dilutive
  securities--stock options          --               72                        --               46

 Diluted earnings per share:
 Earnings available to common
   shareholders and assumed
          conversion               $ 1,324         6,592       $ 0.20          $ 597          7,039        $ 0.08
                                ========================================== ===========================================

                                                        (In thousands, except per share data)
                                                              For the nine months ended
                                              June 30, 2000                              June 30, 1999
                                ------------------------------------------ -------------------------------------------
                                Net Earnings     Shares       Per-Share    Net Earnings      Shares       Per-Share
                                (Numerator)     (Denom.)        Amt.        (Numerator)     (Denom.)        Amt.
                                -----------     --------        ----        -----------     --------        ----
  Basic earnings per share:
 Earnings available to common
         shareholders             $ 4,562         6,630        $ 0.69         $ 1,757         7,052        $ 0.25

      Effect of dilutive
  securities--stock options          --              57                         --              117

 Diluted earnings per share:
 Earnings available to common
   shareholders and assumed
          conversion              $ 4,562         6,687        $ 0.68         $ 1,757         7,169        $ 0.25
                                ========================================== ===========================================



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